Exhibit 99
Palatin Technologies, Inc. Reports Second Quarter
Fiscal Year 2016 Results;
Teleconference and Webcast to be held on February 16, 2016

CRANBURY, NJ – February 16, 2016 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its second quarter ended December 31, 2015.

Recent Highlights
●	Bremelanotide development for Female Sexual Dysfunction (FSD):
¤	Palatin’s two Phase 3 clinical trials for the treatment of FSD initiated in December 2014 and January 2015 are progressing as planned and meeting target objectives.
¤	Patient enrollment was completed in the fourth quarter of 2015.
¤	Top-line results are expected to be released in the third quarter of calendar year 2016.
¤
The clinical trials are designed to randomize approximately 1,100 women (~550 each trial) to evaluate efficacy and safety of subcutaneous bremelanotide in premenopausal women with hypoactive sexual desire disorder as an on-demand, as-needed treatment. For more information visit reconnectstudy.com.

Second Quarter Fiscal 2016 Financial Results
Palatin reported a net loss of $(13.2) million, or $(0.08) per basic and diluted share, for the quarter ended December 31, 2015, compared to net income of $2.8 million, or $0.03 per basic and diluted share, for the same period in 2014.

The difference for the three months ended December 31, 2015 and 2014 was primarily attributable to the revenue recognition of the upfront payment relating to the license agreement with Gedeon Richter in the quarter ended December 31, 2014 and secondarily to the increase in expenses relating to the Phase 3 clinical trial program with bremelanotide for FSD in the quarter ended December 31, 2015.

Revenue
There were no revenues recorded in the quarter ended December 31, 2015. For the quarter ended December 31, 2014, Palatin recognized $4.9 million of license revenue plus approximately $3.1 million from a development milestone upon the start of the reconnect study in the U.S. under a license agreement that was subsequently terminated.

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Operating Expenses
Total operating expenses for the quarter ended December 31, 2015 were $12.6 million compared to $5.7 million for the comparable quarter of 2014.  The increase in operating expenses for the quarter ended December 31, 2015 was the result of an increase in costs primarily relating to the Phase 3 clinical trial program with bremelanotide for FSD.

Other Income/Expense
Total other income (expense), net, was $(0.6) million for the quarter ended December 31, 2015 consisting primarily of interest expense related to the venture debt and $(0.1) million for the quarter ended December 31, 2014 primarily consisting of a foreign exchange transaction loss.

Cash Position
Palatin’s cash, cash equivalents and investments were $33.4 million as of December 31, 2015, compared to cash and cash equivalents $27.3 million at June 30, 2015.  Current liabilities were $10.0 million as of December 31, 2015, compared to $7.4 million as of June 30, 2015.

Palatin believes that existing capital resources will be adequate to fund our planned operations through the quarter ending September 30, 2016.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on February 16, 2016 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-364-3109 (domestic) or 1-719-457-2689 (international), pass code 1451856.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 1451856.  The webcast and telephone replay will be available through February 23, 2016.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

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Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014

REVENUES:
License revenue	$-	$8,019,415	$-	$12,951,730

OPERATING EXPENSES:
Research and development	11,272,307	4,273,571	21,870,021	7,197,537
General and administrative	1,356,117	1,423,206	2,556,054	2,537,667
Total operating expenses	12,628,424	5,696,777	24,426,075	9,735,204

(Loss) income from operations	(12,628,424)	2,322,638	(24,426,075)	3,216,526

OTHER INCOME (EXPENSE):
Interest income	8,234	6,199	23,974	9,998
Interest expense	(629,494)	(31,857)	(1,257,502)	(33,587)
Foreign exchange transaction loss	-	(51,700)	-	(152,983)
Total other income (expense), net	(621,260)	(77,358)	(1,233,528)	(176,572)

(Loss) income before income taxes	(13,249,684)	2,245,280	(25,659,603)	3,039,954
Income tax benefit	-	531,508	-	531,508

NET (LOSS) INCOME	(13,249,684)	2,776,788	(25,659,603)	3,571,462

Basic net (loss) income per common share	$(0.08)	$0.03	$(0.16)	$0.03

Diluted net (loss) income per common share	$(0.08)	$0.03	$(0.16)	$0.03

Weighted average number of common shares outstanding used in computing basic net (loss) income per common share	156,358,586	109,314,460	156,268,094	108,134,179

Weighted average number of common shares outstanding used in computing diluted net (loss) income per common share	156,358,586	109,815,718	156,268,094	108,888,313

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$31,990,606	$27,299,268
Available-for-sale investments	1,377,633	-
Prepaid expenses and other current assets	1,716,058	1,896,747
Total current assets	35,084,297	29,196,015

Property and equipment, net	118,660	123,158
Other assets	191,074	155,279
Total assets	$35,394,031	$29,474,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,376,279	$1,106,484
Accrued expenses	5,646,697	6,223,483
Notes payable, net of discount	1,909,821	-
Capital lease obligations	26,636	25,871
Total current liabilities	9,959,433	7,355,838

Notes payable, net of discount, net of current portion	17,665,725	9,781,086
Capital lease obligations	28,236	41,749
Other non-current liabilities	265,217	91,304
Total liabilities	27,918,611	17,269,977

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,030 shares as of December 31, 2015 and 4,697 shares as of June 30, 2015, respectively	40	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 68,030,008 shares as of December 31, 2015 and 57,128,433 shares as of June 30, 2015, respectively	680,300	571,284
Additional paid-in capital	324,163,388	303,332,460
Accumulated other comprehensive loss	(9,389)	-
Accumulated deficit	(317,358,919)	(291,699,316)
Total stockholders’ equity	7,475,420	12,204,475
Total liabilities and stockholders’ equity	$35,394,031	$29,474,452